                                                                    EXHIBIT 10.1
                                                                 Fifth Amendment

                        FIFTH AMENDMENT TO LOAN AGREEMENT

         THIS FIFTH AMENDMENT (this "Amendment") is made as of this 9th day of December, 2002, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Borrower"), Hanseatic Americas LDC ("Hanseatic"), Environmental Opportunities Fund II, LP ("Environmental II") and Environmental Opportunities Fund II (Institutional), LP ("Environmental Institutional", and collectively with Hanseatic and Environmental II, the "Lenders").

                                    RECITALS

         WHEREAS, the Borrower and the Lenders are parties to that certain Loan Agreement dated August 7, 2000, as amended by a First Amendment to Loan Agreement dated as of November 10, 2000, a Second Amendment to Loan Agreement dated as of November 30, 2000, a Third Amendment to Loan Agreement dated as of February 27, 2002 and a Fourth Amendment to Loan Agreement dated as of September 30, 2002 (as amended, the "Loan Agreement") and in connection therewith the Borrower issued to the Lenders promissory notes in the aggregate principal amount of $3,300,000 (the "Outstanding Notes") and warrants exercisable for in the aggregate 942,858 shares of the Borrower's common stock, $.001 par value; and

         WHEREAS, as part of the recapitalization of the Borrower and pursuant to the Exchange Agreement (the "Exchange Agreement"), dated December 9, 2002, by and among the Borrower, the Lenders and the additional parties thereto, the Borrower and the Lenders desire to cancel the Outstanding Notes and amend the Loan Agreement and Loan Documents (as defined in the Loan Agreement) to (i) increase the principal amount outstanding thereunder to include the interest accrued from, respectively, the Closing Date and the Supplemental Closing Date (each as defined in the Loan Agreement) to the date hereof, (ii) change the Maturity Date (as defined in the Loan Agreement) from September 30, 2002 to December 31, 2005, (iii) change the interest rate from sixteen percent (16%) per annum to ten percent (10%) per annum, and (iv) issue new promissory notes (the "New Notes"), all according to the terms of the Loan Agreement as amended by this Amendment;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Article I, Section 1.1 (xxxvi) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (xxxvi) in its entirety and substituting therefor a new Article I, Section 1.1 (xxxvi) to read as follows:

                  (xxxvi) The term "Maturity Date" shall mean December 31, 2005.

         2. Article I, Section 1.1 (xxxviii) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (xxxviii) in its entirety and substituting therefor a new Article I, Section 1.1 (xxxviii) to read as follows:
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                  (xxxviii) The term "Notes" shall mean those notes, each in the form attached hereto as Exhibit A dated as of the Closing Date, executed by the Borrower, as the maker, and delivered to each Lender, as payee, in the aggregate principal amount of $4,418,373, which Notes, collectively, evidence the Loan under this Agreement.

         3. Article I, Section 1.1 (xxxxviii) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (xxxxviii) in its entirety and substituting therefor a new Article I, Section 1.1 (xxxxviii) to read as follows:

                  (xxxxviii) The term "Security Agreement" shall mean that certain Security Agreement in the form attached hereto as Exhibit C, dated the Closing Date, and amended by that certain First Amendment dated November 10, 2000, that certain Second Amendment dated November 30, 2000 and that certain Third Amendment dated December 9, 2002, as from time to time further amended, whereby the Borrower has pledged, assigned, hypothecated, conveyed, transferred, given and granted to the Lenders, and each of them, a continuing pledge, of and security interest in all of the security described therein.

         4. Article I, Section 1.1 (lviii) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (lviii) in its entirety and substituting therefor a new Article I, Section 1.1 (lviii) to read as follows:

                  (lviii) The term "Outstanding Notes" shall mean the Borrower's promissory notes in the aggregate principal amount of $3,300,000 issued pursuant to this Agreement to the Lenders, respectively, on the Supplemental Closing Date.

         5. The following new section is hereby added immediately following the definition of "Supplemental Closing Date" under Article I (which, together with the preceding clause (lviv) shall be re-designated, respectively, clause (lix) and clause (lx) thereof):

                  (lxi) The term "Second Supplemental Closing Date" shall mean December 9, 2002.

         6. Article II, Section 2.2 of the Loan Agreement is hereby amended by deleting Article II, Section 2.2 in its entirety and substituting therefor a new Article II, Section 2.2 to read as follows:

                  Section 2.2 Notes. The obligation of the Borrower to repay all monies advanced by the Lenders, and each of them, to the Borrower in connection with the Loan shall be evidenced by the Notes, each in the form of Exhibit A annexed hereto. On the Second Supplemental Closing Date, the Borrower shall have duly executed and delivered to each Lender, in substitution for the Outstanding Note held thereby, a Note, which shall (i) be dated as of the Second Supplemental Closing Date,
         (ii) be registered in the name of the Lender to whom issued, (iii)

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         have a principal sum equal to the aggregate amounts advanced by such
         Lender to the Borrower plus all interest accrued from the Closing Date through the Second Supplemental Closing Date, which shall be payable in the amounts and on the dates provided for in Section 2.4 hereof and
         (iv) bear interest at the rates payable on the dates and in the manner provided for in Section 2.3 hereof.

         7. Article II, Section 2.3 of the Loan Agreement is hereby amended by deleting Article II, Section 2.3 in its entirety and substituting therefor a new Article II, Section 2.3 to read as follows:

                  Section 2.3 Interest. Each Note shall bear interest computed daily from the Second Supplemental Closing Date until final repayment in full of said Note in accordance with Section 2.4 of this Agreement. Each note shall bear interest at a rate of ten percent per annum (10%) to be applied to the principal amount of the Note as set forth therein until final repayment in full of said Note. Interest on the Loan and the Notes shall be due and payable on the Maturity Date and continuing thereafter until the Loan and Notes are repaid in full.

         8. Annex 1 to the Loan Agreement is hereby amended by deleting Annex 1 in its entirety and substituting therefor a new Annex 1 to read as follows:

                                                                   Proportionate       Allocation of Initial
Lender                                    Proportionate Share     Amount of Loan             Warrants
------                                    -------------------     --------------       ---------------------
Hanseatic Americas LDC
450 Park Avenue, Suite 2302
New York, New York 10022                           50%                $2,209,187              471,429

Environmental Opportunities Fund II, L.P.
c/o Sanders Morris Harris
3100 Chase Tower                                 10.7%                $  472,766              100,886
600 Travis Street, Suite 3100

Houston, Texas 77002
Environmental Opportunities Fund II
(Institutional), L.P.
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis Street, Suite 3100                    39.3%                $1,736,421              370,543
Houston, Texas 77002

         9. Exhibit A to the Loan Agreement is hereby deleted in its entirety and Exhibit A annexed hereto is hereby substituted therefor.

         10. Except as specifically amended hereby, the Loan Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

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
         11. Contemporaneously with the execution of this Amendment, Lenders shall deliver the Outstanding Notes to the Borrower. Contemporaneously with the execution of this Amendment, the Borrower shall (i) cancel the Outstanding Notes and (ii) deliver the New Notes to the Lenders, in the form required by the Loan Agreement, as amended hereby and acceptable to the Lenders.

         12. Contemporaneously herewith, the parties hereto shall execute and deliver an Amendment to the Security Agreement in the form of Exhibit B annexed hereto.

         13. This Amendment shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         14. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYSTEMONE TECHNOLOGIES INC.

By: /s/ Paul I. Mansur
    ------------------
    Name:  Paul I. Mansur
    Title: Chief Executive Officer

LENDERS

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.            HANSEATIC AMERICAS LDC
ENVIRONMENTAL OPPORTUNITIES FUND II
(INSTITUTIONAL), L.P.                                By:  Hanseatic Corporation

By: Fund II Mgt. Co., LLC                            By: /s/ Paul A. Biddelman
General Partner                                          ----------------------
                                                     Name:   Paul A. Biddelman
                                                     Title:  President

By:/s/ Bruce McMaken
   -----------------
Name:  Bruce McMaken
Title: Manager

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